VIA CERTIFIED MAIL RETURN RECEIPTED REQUESTED
March 13, 1995



Hamilton Realty Co.
P.O.Box 527
Clinton, Connecticut 06413
Attn:     Seymour Shapiro
          General Partner

          RE:  130 Hamilton Street
               New Haven, Connecticut

Gentlemen:

Reference is made to the Lease Agreement dated December 1, 1985 between Hamilton Realty Co., a Connecticut general partnership, as Lessor, and AnnTaylor, Inc. (as successor in interest thereunder to ASC Stores III, Inc.), as Lessee (the "Lease") modified by Letter Agreements dated March 22, 1993, February 24, 1994 and May 23, 1994. Capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Lease.

Lessee desires to extend the Term of the Lease and Lessor hereby grants and extends unto the Lessee this extension which shall commence on July 1, 1995 and expire on September 30, 1995 (hereinafter called the Extension Term) on the terms and conditions set forth in the Lease, excluding the fixed monthly rental rate which shall be for the Extension Term the amount of $33,149.52 per month.

If the foregoing correctly sets forth our understanding, please sign the enclosed copy of this letter and return it to the undersigned.

Very truly yours,


AnnTaylor, Inc.                           ACCEPTED AND AGREED
                                          Hamilton Realty Co.


By:    /s/ Jocelyn Barandiaran            /s/ Seymour Shapiro
       ___________________________        ________________________
       Jocelyn Barandiaran                    General Partner
       Vice President/General Counsel